CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114600, 333-121681 and 333-130872) and the
Registration Statement on Form S-8 (No. 333-119898) of Delcath Systems, Inc. of our report dated March 24, 2006, relating to the financial statements which appear in this Annual Report on Form 10-KSB.


/s/ Carlin, Charron & Rosen, LLP



Glastonbury, Connecticut
March 31, 2006